Exhibit 99

For immediate release	Contact: Joseph Fitzgerald
July 22, 2003	(310) 449-3660

MGM ANNOUNCES CONTINUED STRONG CASH FLOW

Los Angeles, CA – Metro-Goldwyn-Mayer Inc. (NYSE:MGM) announced today that net cash provided by operating activities in the quarter ended June 30, 2003 was $51.2 million, representing a positive swing of $73.8 million from the $22.6 million of cash used by operating activities in the second quarter of 2002.

Revenues increased by 45 percent to $487.7 million in the second quarter of 2003 compared to $336.9 million in the prior year period.

The Company reported a sharply reduced operating loss of $18.5 million in the second quarter, compared to an operating loss of $99.3 million in the year earlier quarter.

In the second quarter, the Company also reported a loss of $93.1 million, or $.38 per share, from the sale of its interest in three Rainbow Media cable channels. The transaction closed on July 18, 2003.

The Company’s net loss in the second quarter, including the reported loss on the Rainbow transaction, was $133.6 million, or $.55 per share, compared to a net loss of $121.8 million, or $.48 in the prior year period.

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Commenting on these results, Alex Yemenidjian, Chairman and Chief Executive Officer said: “With a net debt-free balance sheet and strong free cash flow generation, MGM is now in the strongest financial position it has ever been. This gives us great leverage to pursue transactions that create wealth for our shareholders.”

Chris McGurk, Vice-Chairman and Chief Operating Officer, added: “In the second quarter, Die Another Day became the biggest home entertainment release in MGM’s history. We also launched two new television shows and expanded our successful international home entertainment self-distribution operations. We believe that these results, combined with the recent successful release of Legally Blonde 2: Red, White & Blonde, are all clear indications that we have the proper strategies in place and are executing them well.”

SECOND QUARTER 2003 OPERATING HIGHLIGHTS

•	Worldwide home entertainment revenues increased 72 percent.

•	Worldwide DVD unit shipments increased 107 percent.

•	Die Another Day will be the best-selling home entertainment title in MGM’s history with over 16 million units to be shipped worldwide this year.

•	MGM’s U.S. DVD library market share increased to 19 percent from 17 percent at the end of 2002.

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•	MGM is assuming full control of all international home entertainment operations, including direct distribution in the U.K., France, Germany and Australia.

•	Legally Blonde 2: Red, White & Blonde was successfully launched over the July 4th weekend, ensuring its position as one of MGM’s most profitable films ever.

•	Fame completed a highly rated and profitable 12-episode run on NBC.

•	Dead Like Me, MGM’s new Showtime series, debuted in June to strong ratings and critical acclaim.

•	MGM’s Worldwide Television Distribution division reached agreement with American Movie Classics, IFC (The Independent Film Channel) and WE: Women’s Entertainment, on a licensing agreement for over 400 films.

•	MGM Networks’ German language channel, launched on April 1st, now reaches approximately 1.8 million subscribers.

•	Pursuant to the previously authorized 10-million share stock repurchase program, the Company purchased 1.2 million shares during the quarter at an average price of $11.25 per share. On a cumulative basis, the Company has purchased 7.5 million shares at an average price of $11.02 per share.

Metro-Goldwyn-Mayer Inc. (NYSE: MGM), through its Metro-Goldwyn-Mayer Studios Inc. subsidiary, is actively engaged in the worldwide production and distribution of entertainment product, including motion pictures, television programming, home video, interactive media, music, and licensed merchandise. The Company owns the

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largest modern film library in the world, consisting of approximately 4,000 titles. Its operating units include MGM Pictures, United Artists, MGM Television Entertainment, MGM Networks, MGM Distribution Co., MGM Worldwide Television Distribution, MGM Home Entertainment, MGM On Stage, MGM Consumer Products, MGM Music, MGM Interactive and MGM Online. In addition, MGM has ownership interests in international television channels reaching almost 100 countries around the globe. For more information on MGM, visit MGM Online at http://www.mgm.com.

This news release contains forward-looking statements that are based upon the Company’s estimates and expectations concerning future events and are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. These risks and uncertainties include, among other things, future competitive and market conditions, whether the Company’s products achieve customer acceptance, future business decisions, and other factors, including those described in the Company’s filings with the Securities and Exchange Commission, all of which are difficult or impossible to predict accurately and many of which are beyond the control of MGM. In light of the significant uncertainties inherent in the forward-looking information herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s objectives or plans will be realized. This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities of the Company.

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Metro-Goldwyn-Mayer Inc.

Condensed Consolidated Results of Operations

Quarters and Six Months Ended June 30, 2003 and 2002

	Quarters Ended June 30,		Six Months Ended June 30,
In thousands, except share and per share data (unaudited)	2003	2002	2003	2002
Revenues:
Feature films	$427,487	$297,365	$783,556	$578,011
Television programming	50,149	30,055	81,677	55,176
Other	10,066	9,503	17,660	18,864

Total revenues	$487,702	$336,923	$882,893	$652,051

*EBITDA:
Feature films	$8,421	$(73,642)	$(158)	$(118,393)
Television programming	3,103	(3,941)	661	(8,331)
Other	7,464	5,821	10,901	9,451
General and administration expenses	(32,462)	(22,642)	(58,694)	(38,901)

*EBITDA	(13,474)	(94,404)	(47,290)	(156,174)
Depreciation	(5,013)	(4,849)	(10,252)	(9,477)

Operating loss	(18,487)	(99,253)	(57,542)	(165,651)
Write-down on investment in cable channels	(93,059)	—	(93,059)	—
Equity in net earnings (losses) of investees	(1,211)	6,019	1,279	(815)
Interest expense, net of amounts capitalized	(18,863)	(26,530)	(36,812)	(42,625)
Interest and other income, net	3,069	930	6,377	1,625

Loss before provision for income taxes	(128,551)	(118,834)	(179,757)	(207,466)
Income tax provision	(5,028)	(2,975)	(9,644)	(5,135)

Net loss	$(133,579)	$(121,809)	$(189,401)	$(212,601)

Loss per share:
Basic and diluted
Net loss	$(0.55)	$(0.48)	$(0.77)	$(0.86)

Weighted average number of common shares outstanding:
Basic and diluted	244,807,107	251,732,625	246,628,261	247,155,037

*EBITDA, which is reconciled to operating loss and net loss in the above table, is defined as operating loss before depreciation. The Company believes that EBITDA should be considered in addition to, not as a substitute for or superior to, operating income, net earnings, net cash provided by operating activities and other measures of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”). The Company uses EBITDA as one of many measures to evaluate both the operating performance of its business segments and performance for compensation purposes. MGM believes that EBITDA is also used by many investors, equity analysts and others as a measure of performance to make informed investment decisions. The EBITDA presented may not be comparable to similarly titled measures reported by other companies.

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Metro-Goldwyn-Mayer Inc.

Condensed Consolidated Balance Sheets

June 30, 2003 and December 31, 2002

In thousands, except share and per share data

ASSETS	June 30, 2003	December 31, 2002
	(unaudited)
Cash and cash equivalents	$671,884	$593,131
Temporary investments	34,809	6,488
Accounts and contracts receivable (net of allowance for
doubtful accounts of $42,593 and $40,980, respectively)	560,001	590,637
Film and television costs, net	1,794,387	1,870,692
Investments in and advances to affiliates	521,104	620,132
Property and equipment, net	57,729	41,397
Goodwill	516,706	516,706
Other assets	26,461	29,791

	$4,183,081	$4,268,974

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Bank and other debt	$1,151,702	$1,156,725
Accounts payable and accrued liabilities	244,507	212,792
Accrued participants’ share	275,233	263,070
Income taxes payable	34,510	33,030
Advances and deferred revenues	74,453	65,051
Other liabilities	111,483	23,840

Total liabilities	1,891,888	1,754,508

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value, 25,000,000 shares authorized, none issued	—	—
Common stock, $.01 par value, 500,000,000 shares authorized,
251,960,505 shares issued	2,520	2,520
Additional paid-in capital	3,915,133	3,914,923
Deficit	(1,535,213)	(1,345,812)
Accumulated other comprehensive loss	(4,780)	(18,361)
Treasury stock, at cost, 7,517,923 and 3,107,609 shares	(86,467)	(38,804)

Total stockholders’ equity	2,291,193	2,514,466

	$4,183,081	$4,268,974

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Metro-Goldwyn-Mayer Inc.

Supplemental Financial Information: Consolidated and Unconsolidated Companies

Quarters and Six Months Ended June 30, 2003 and 2002

	Quarters Ended June 30,		Six Months Ended June 30,
In thousands (unaudited)	2003	2002	2003	2002
Revenues:
Consolidated companies
Feature films	$427,487	$297,365	$783,556	$578,011
Television programming	50,149	30,055	81,677	55,176
Other	10,066	9,503	17,660	18,864

Total consolidated revenues	487,702	336,923	882,893	652,051
Unconsolidated companies Cable channels	9,163	31,977	37,090	63,728

Total consolidated and unconsolidated revenues	$496,865	$368,900	$919,983	$715,779

EBITDA:
Consolidated companies Feature films	$8,421	$(73,642)	$(158)	$(118,393)
Television programming	3,103	(3,941)	661	(8,331)
Other	7,464	5,821	10,901	9,451
General and administrative expenses	(32,462)	(22,642)	(58,694)	(38,901)

Total consolidated EBITDA	(13,474)	(94,404)	(47,290)	(156,174)
Unconsolidated companies Cable channels	(230)	7,783	4,462	10,576

Total consolidated and unconsolidated EBITDA	$(13,704)	$(86,621)	$(42,828)	$(145,598)

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